Exhibit 99.1

General Steel Announces Third Quarter 2009 Financial Results

Company achieves record total revenues, shipment volume and income from operations during the third quarter of 2009

Beijing, China, November 6, 2009 -- General Steel Holdings, Inc. (“General Steel” or “the Company”) (NYSE: GSI), one of China’s leading non-state-owned producers of steel products and aggregators of domestic steel companies, today announced its financial results for the third quarter ended September 30, 2009.

Third Quarter of 2009 Highlights

●	Aggregate shipment volume increased 67.2% year-over-year to a record 1,036,076 metric tons
●	Total revenues increased 17.8% to a record $484.8 million from $411.5 million in the third quarter of 2008
●	Gross margin was 8.2%, compared to 5.5% in the previous quarter and -1.5% in the third quarter of 2008
●	Income from operations increased to a record $29.2 million
●	Net income was $10.4 million, or earnings per basic and diluted share of $0.23 and $0.22, respectively
●	Established a sales office in one of western China’s key economic development zones, Guanzhong-Tianshui Economic Zone

“We achieved record total revenues, shipment volume and income from operations during the quarter,” said Mr. Henry Yu, General Steel's chairman and chief executive officer. “Our Longmen JV continues to benefit from a micro-trend in the domestic steel space, delivering construction-related steel to an increasing number of rural development and infrastructure projects. This helped gross margin at the subsidiary expand to more than 8% during the quarter, which is four consecutive quarters of improvement. Going forward, the accelerating momentum for significant industry consolidation combined with our unique platform and ability to create ‘win-win’ partnerships, has positioned us as one of the most sought out partners within the industry.”

Selected Financial Results for the Third Quarter and Nine Months Ended September 30, 2009

Total revenues for the third quarter of 2009 increased 17.8% year-over-year to $484.8 million from $411.5 million in the year-ago period. Total revenues for the nine months ended September 30, 2009 increased 11.6% year-over-year to $1.2 billion from $1.1 billion in the year-ago period.

The increase in total revenues was predominantly due to increased shipment volumes at the Company's Shaanxi Longmen Iron and Steel Co., Ltd. joint venture (“Longmen JV”), which in the nine months ended September 30, 2009, increased 61.0% year-over-year as well as the Company's Maoming Hengda Steel Group, Limited (“Maoming”) subsidiary, which in the nine months ended September 30, 2009, increased 617.7% year-over-year. The Company noted that the increase in shipment volumes helped to offset lower selling prices and declines at its Daqiuzhuang Metal subsidiary and Baotou Steel Pipe joint venture. The increase in total revenues was also attributable to the Company’s Maoming acquisition, which took place on June 25, 2008. Total revenues for the nine months ended September 30, 2009 reflect a full nine months of operations, whereas the subsidiary did not exist in the same period last year.

Cost of Sales

Total cost of sales for the third quarter of 2009 increased 6.5% year-over-year to $445.0 million from $417.9 million in the year-ago period. Total cost of sales for the nine months ended September 30, 2009 increased 7.6% year-over-year to $1.1 billion from $1.0 billion in the year-ago period. Cost of sales principally consists of the cost of raw materials, labor, utilities, manufacturing costs, manufacturing-related depreciation and other fixed costs. The increase in cost of sales was mostly attributable to an increase in shipment volumes at the Company's Longmen JV and Maoming subsidiary in response to demand created by earthquake reconstruction and infrastructure-related stimulus projects.

Exhibit 99.1

Gross Profit

Gross profit for the third quarter of 2009 was $39.7 million compared to a gross loss of $6.3 million in the year-ago period. Gross profit for the nine months ended September 30, 2009 increased 154.7% year-over-year to $75.2 million from $29.5 million in the year-ago period. Gross margin for the third quarter of 2009 was 8.2%, compared to -1.5% in the year-ago period. Gross margin for the nine months ended September 30, 2009 was 6.2%, compared to 2.7% in the year-ago period.

Operating Expenses

Selling, general and administrative expenses for the third quarter of 2009 decreased 14.9% to $10.5 million, compared to $12.3 million in the year-ago period. Selling, general and administrative expenses for the nine months ended September 30, 2009 increased 3.0% to $29.2 million from $28.4 million in the year-ago period. Selling, general and administrative expenses were 2.2% and 3.0% of total revenues in the third quarter of 2009 and 2008, respectively, compared to 2.4% and 2.6% in the nine months ended September 30, 2009 and 2008, respectively. The Company noted that the year-over-year increase in selling, general and administrative expenses in the nine months ended September 30, 2009 was attributable to the addition of the Company’s Maoming subsidiary, which did not exist in the year-ago period as well as a 61% increase in shipment volume at the Company’s Longmen JV.

Finance and interest expenses for the third quarter of 2009 were $4.2 million, compared to $6.9 million in the year-ago period. Finance and interest expenses for the nine months ended September 30, 2009 were $18.4 million, compared to $19.1 million in the year-ago period. The reduction in finance and interest expense for the nine months ended September 30, 2009 was primarily due to interest paid on bank loans and the early redemption of notes receivables and various bank fees.

Net Income

Net income for the third quarter of 2009 was $10.4 million, compared to net income of $20.5 million in the year-ago period. Net loss for the nine months ended September 30, 2009 was $14.2 million, compared to net loss of $1.6 million in the year-ago period. The decrease in net income was due to a $29.9 million derivative instrument-related gain which occurred in the third quarter of 2008 and is a non-operating, non-cash gain related to a convertible bond and warrants issued in December of 2007.

Basic earnings per share was $0.23 in the third quarter of 2009 and $0.57 in the year-ago period.

Diluted earnings per share was $0.22 in the third quarter of 2009 and $0.57 in the year-ago period. Basic and diluted losses per share were $0.35 in the nine months ended September 30, 2009, compared to $0.05 in the year-ago period.

Balance Sheet

As of September 30, 2009, General Steel had cash and restricted cash of $251.9 million, compared to $145.6 million as of December 31, 2008. Accounts receivable was $12.2 million and accounts receivables - related parties was $2.8 million as of September 30, 2009, compared to accounts receivable of $8.3 million as of December 31, 2008. Convertible notes payable decreased to $912 thousand as of September 30, 2009, compared to $7.2 million as of December 31, 2008. Because $8.3 million notes were converted to 1,940,678 shares of common stock from June 30, 2009 to September 30, 2009, total outstanding shares increased to 45.8 million as of September 30, 2009.

Exhibit 99.1

Conference Call

General Steel management will hold an earnings conference call at 8:00 a.m. U.S. Eastern Time on November 6, 2009 (9:00 p.m. Beijing/Hong Kong Time on November 6, 2009). On the call, management will discuss results and highlights from the quarter and answer questions.

The dial-in number and passcode for the conference call are as follows:

U.S. Toll-free: +1-800-860-2442
Passcode: General Steel Holdings

The conference call will be broadcast live over the Internet and can be accessed by clicking the following link: http://www.visualwebcaster.com/event.asp?id=63645. The Company has also posted a presentation on their corporate website which can be downloaded and used to follow along on the call.

Additionally, an archived webcast of this call will be available on General Steel's website athttp://www.gshi-steel.com.

About General Steel Holdings, Inc.

General Steel Holdings, Inc., (NYSE: GSI), headquartered in Beijing, China, operates a diverse portfolio of Chinese steel companies. With 6.3 million metric tons aggregate production capacity, its companies serve various industries and produce a variety of steel products including rebar, hot-rolled carbon and silicon sheet, high-speed wire and spiral-weld pipe. General Steel Holdings, Inc. has steel operations in Shaanxi and Guangdong provinces, Inner Mongolia Autonomous Region and Tianjin municipality. For more information, please visit www.gshi-steel.com.

Information Regarding Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Actual results could differ materially from those projected in the forward-looking statements as a result of inaccurate assumptions or a number of risks and uncertainties. These risks and uncertainties are set forth in the Company’s filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under “Risk Factors” and elsewhere, and include: (a) those risks and uncertainties related to general economic conditions in China, including regulatory factors that may affect such economic conditions; (b) whether the Company is able to manage its planned growth efficiently and operate profitable operations, including whether its management will be able to identify, hire, train, retain, motivate and manage required personnel or that management will be able to successfully manage and exploit existing and potential market opportunities; (c) whether the Company is able to generate sufficient revenues or obtain financing to sustain and grow its operations; (d) whether the Company is able to successfully fulfill our primary requirements for cash and (e) other risks.  Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

Exhibit 99.1

For investor and media inquiries, please contact:

In China:

Ms. Jing Ou-Yang
General Steel Holdings, Inc.
Tel: +86-10-5879-7346
Email: jing.ouyang@gshi-steel.com

Mr. Justin Knapp
Ogilvy Financial, Beijing
Tel: +86-10-8520-6556
Email: gsi@ogilvy.com

In the United States:

Ms. Jessica Barist Cohen
Ogilvy Financial, New York
Tel: +1-646-460-9989
Email: gsi@ogilvy.com

GENERAL STEEL HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF SEMPTEMBER 30, 2009 AND DECEMBER 31, 2008
(In thousands, except per share data)

ASSETS

	September 30	December 31,
	2009	2008
	(Unaudited)
CURRENT ASSETS:
Cash	$54,289	$14,895
Restricted cash	197,584	130,700
Notes receivable	27,373	38,207
Accounts receivable, net of allowance for doubtful accounts of $612
and $401 as of September 30, 2009 and December 31, 2008, respectively	12,151	8,329
Accounts receivable - related parties	2,784	-
Other receivables, net of allowance for doubtful accounts of $566
and $564 as of September 30, 2009 and December 31, 2008, respectively	6,855	5,099
Other receivables - related parties	420	523
Dividend receivable	4,957	630
Inventories	221,502	59,549
Advances on inventory purchases	39,230	47,154
Advances on inventory purchases - related parties	17,853	2,375
Prepaid expenses - current	926	494
Deferred tax assets	2,191	7,487
	588,115	315,444

PLANT AND EQUIPMENT, net	558,405	491,705

OTHER ASSETS:
Advances on equipment purchases	7,069	8,965
Investment in unconsolidated subsidiaries	17,640	13,959
Prepaid expenses - non current	500	1,195
Prepaid expenses related party - non current	172	211
Long term other receivable	2,674	4,873
Intangible assets, net of accumulated amortization	24,020	24,556
Note issuance cost	964	4,218
Plant and equipment to be disposed	6,455	587
Total other assets	59,494	58,564

Total assets	$1,206,014	$865,713

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Short term notes payable	$280,134	$206,040
Accounts payable	175,309	149,239
Accounts payable - related parties	19,324	15,327
Short term loans - bank	151,050	67,840
Short term loans - others	110,171	87,834
Short term loans - related parties	8,362	7,350
Other payables	8,655	3,183
Other payable - related parties	2,074	677
Accrued liabilities	14,716	7,779
Customer deposits	199,909	141,102
Customer deposits - related parties	-	7,216
Deposits due to sales representatives	39,286	8,149
Taxes payable	13,317	13,917
Distribution payable to former shareholders	15,934	18,765
Deferred tax liability	103	-
Total current liabilities	1,038,344	734,418

CONVERTIBLE NOTES PAYABLE, net of debt discount of $2,388 and
$26,095 as of September 30, 2009 and December 31, 2008, respectively	912	7,155

DERIVATIVE LIABILITIES	4,933	9,903

COMMITMENT AND CONTINGENCIES

Total liabilities	1,044,189	751,476

EQUITY:
Preferred stock, $0.001 par value, 50,000,000 shares authorized, 3,092,899 shares issued
and outstanding as of September 30, 2009 and December 31, 2008, respectively	3	3
Common Stock, $0.001 par value, 200,000,000 shares authorized, 45,789,439 and 36,128,833 shares issued and outstanding as of September 30, 2009
December 31, 2008, respectively	46	36
Paid-in-capital	79,924	37,129
Statutory reserves	6,827	4,903
Retained (deficits) earnings	(5,992)	10,092
Contribution receivable	-	(960)
Accumulated other comprehensive income	8,531	8,706
Total equity	89,339	59,909

NONCONTROLLING INTERESTS	72,486	54,329

Total equity	161,825	114,237

Total liabilities and equity	$1,206,014	$865,713

The accompanying notes are an integral part of these consolidated financial statements.

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATION AND OTHER COMPREHENSIVE INCOME
(UNAUDITED)
(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
REVENUES	$361,652	$325,911	$875,374	$781,918

REVENUES - RELATED PARTIES	123,099	85,610	341,118	308,198

TOTAL REVENUES	484,751	411,521	1,216,492	1,090,116

COST OF SALES	340,484	335,944	822,392	762,395

COST OF SALES - RELATED PARTIES	104,534	81,923	318,946	298,218

TOTAL COST OF SALES	445,018	417,867	1,141,338	1,060,612

GROSS PROFIT	39,733	(6,347)	75,154	29,504

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	10,487	12,328	29,219	28,364

INCOME(LOSS) FROM OPERATIONS	29,246	(18,675)	45,935	1,140

OTHER INCOME(EXPENSE), NET
Interest income	826	646	2,468	2,104
Finance/interest expense	(4,174)	(6,872)	(18,422)	(19,149)
Change in fair value of derivative liabilities	(617)	29,885	(23,228)	4,769
Gain from debt extinguishment	-	7,169	2,932	7,169
Government grant	-	-	3,433	-
Income from equity investments	963	-	3,661	-
Other non-operating income, net	(2,984)	899	(2,331)	1,919
Total other (expense)income, net	(5,986)	31,727	(31,487)	(3,189)

INCOME(LOSS) BEFORE PROVISION FOR INCOME TAXES
AND NONCONTROLLING INTEREST	23,260	13,051	14,448	(2,049)

PROVISION FOR INCOME TAXES
Current	6,717	(813)	12,451	1,147
Deferred	(2,925)	(1,271)	(5,265)	(1,694)
Total provision(benefit) for income taxes	3,792	(2,084)	7,186	(547)

NET INCOME(LOSS) BEFORE NONCONTROLLING INTEREST	19,468	15,135	7,262	(1,502)

Less: Net income (Loss) attributable to noncontrolling interest	9,088	(5,329)	21,421	116

NET INCOME(LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	10,380	20,464	(14,159)	(1,618)

OTHER COMPREHENSIVE INCOME (LOSS) :
Foreign currency translation adjustments	(247)	96	(175)	6,554
Comprehensive (loss) income attributable to noncontrolling interest	1,441	(295)	334	3,911

COMPREHENSIVE INCOME(LOSS)	$11,574	$20,266	$(14,000)	$8,846

WEIGHTED AVERAGE NUMBER OF SHARES
Basic	44,973,882	35,687,891	40,295,924	35,157,579
Diluted	45,040,143	35,687,891	40,295,924	35,157,579

EARNINGS PER SHARE
Basic	$0.23	$0.57	$(0.35)	$(0.05)
Diluted	$0.22	$0.57	$(0.35)	$(0.05)

The accompanying notes are an integral part of these consolidated financial statements.